EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

BLUE ROCK MARKET NEUTRAL FUND, LLC

Tendered Pursuant to the Offer to Purchase

Dated December 27, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,

ON JANUARY 25, 2013, UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

JD Clark & Company

2225 Washington Blvd.,

Suite 300

Ogden, UT 84401

Attn: Jill Calton, Tender Offer Administrator

For additional information:

Phone: (801) 866-0535

Fax: (801) 737-8080

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Blue Rock Market Neutral Fund, LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in Blue Rock Market Neutral Fund, LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .

This tender was in the amount of:

☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value.

$

☐	Portion of limited liability company interest in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

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Blue Rock Market Neutral Fund, LLC

SIGNATURE(S).

For Individual Investors and Joint Tenants:	For Other Investors:
Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor
Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)
Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title
Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)
Print Name and Title of Co-signatory

Date:

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